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                                                                    EXHIBIT 4.3

Schedule identifying material details of option agreements issued by the Company to Princeton Corporate Plaza, LLC substantially identical to the Option Agreement filed as Exhibit 4.2


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

     DATE           OPTION              NUMBER OF
    ISSUED            NO.                SHARES                   EXERCISE PRICE          EXERCISE PERIOD
    ------          ------               ------               ----------------------    ------------------
   5/06/03            LL3                  6,667              Exercise price:  $1.50    5/31/05 to 5/30/10

   5/06/03            LL4                  6,667              Exercise price:  $1.50    5/31/06 to 5/30/11
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